Exhibit 10.6

EXECUTION COPY

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”), dated as of April 27, 2021 (the “Effective Date”), is by and among Clarus Therapeutics, Inc., a Delaware corporation with an address at 555 Skokie Boulevard, Suite 340, Northbrook, Illinois 60062 (the “Company,” which term, for the avoidance of doubt, shall include the surviving company of the Merger (as defined herein) of Merger Sub (as defined herein) with and into the Company), the several undersigned equityholders, each of whom is a holder of capital stock of the Company in the amounts set forth opposite the undersigned’s name in Schedule 1 attached hereto (individually, an “Equityholder” and, collectively, the “Equityholders”), the several undersigned noteholders, each of whom is a beneficial owner of the aggregate principal amount of Notes under the Indenture set forth opposite the undersigned’s name in Schedule 2 attached hereto (collectively, the “Notes” and each such beneficial owner, individually, a “Noteholder” and, collectively, the “Noteholders”), and Blue Water Acquisition Corp., a Delaware corporation with an address at 15 E. Putnam Avenue, Suite 363, Greenwich, Connecticut 06830 (“BWAC”). The signatories hereto are each referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used in this Agreement and not defined herein have the respective meanings given to them in the Merger Agreement referred to below.

RECITALS

WHEREAS, the Company and U.S. Bank National Association, as trustee and collateral agent (the “Trustee”) have entered into that certain Indenture dated as of March 12, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Company initially issued Notes in an aggregate principal amount of $50,000,000;

WHEREAS, the Notes comprise all of the Securities (as defined in the Indenture) issued and outstanding under the Indenture and the Noteholders are the present beneficial owners of all of the Securities issued and outstanding under the Indenture;

WHEREAS, the Company, the Noteholders and the Trustee, entered into that certain Forbearance and Transaction Agreement dated as of March 17, 2021 (the “Forbearance Agreement”), pursuant to which the Noteholders have agreed to, among other things, (i) amend the Indenture to permit an interest payment on the Notes in the amount of $3,125,000 that was due on March 1, 2021 (the “Interest Payment”) to be evidenced by the issuance of PIK Securities (as defined in the Indenture) pursuant to the terms and conditions of the Indenture and (ii) refrain from accelerating the Notes or otherwise exercising default remedies under the Indenture and related documents on the terms and conditions set forth therein, all subject to the terms and conditions set forth in the Forbearance Agreement;

WHEREAS, the Company and each Noteholder have entered into a Royalty Right Agreement dated as of March 12, 2020 (as amended, restated, supplemented or otherwise modified from time to time, each, a “Royalty Agreement”), pursuant to which the Company sold to such Noteholder the related Royalty Right (as defined in the Royalty Agreement and, collectively, the “Royalty Rights”);

WHEREAS, the Company, BWAC and Blue Water Merger Sub Corp. (“Merger Sub”), a Delaware corporation and a subsidiary of BWAC, intend to enter into an Agreement and Plan of Merger dated as of the Effective Date, in the form attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), after which the Company will be the surviving company and become a wholly-owned subsidiary of BWAC, and BWAC shall change its name to “Clarus Therapeutics Holdings, Inc.,” all on the terms and conditions set forth in the Merger Agreement;

WHEREAS, the total consideration to be provided to or for the benefit of the holders of the Company’s equity (including capital stock, options, warrants and other convertible securities), as applicable, in consideration of the Merger (the “Transaction Consideration”) is based on a total enterprise value of the Company of one hundred ninety-eight million one hundred eighty-four thousand two hundred ninety-five dollars and forty-three cents ($198,184,295.43), and such Transaction Consideration will be paid through the issuance of a certain number of shares of Class A common stock, $0.0001 par value, of BWAC (“BWAC Class A Shares”) at a price of $10.20 per share (the “Base Closing Shares”) and a certain number of additional BWAC Class A Shares at a price of $10.00 per share, all on the terms and conditions set forth in the Merger Agreement;

WHEREAS, in order to provide the Company with additional liquidity prior to consummation of the Merger, the Equityholders have agreed to provide funding to the Company on the terms and subject to the conditions set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Noteholders have agreed to (a) consent to the amendment of the Indenture to permit the Interest Payment to be evidenced by the issuance of PIK Securities pursuant to the terms and conditions of the Indenture, (b) provide funding to the Company in the form of additional Notes under the Indenture, and (c) effective upon the effectiveness of the Merger, accept an aggregate of 1,500,000 BWAC Class A Shares in exchange for (i) $10,000,000 of the outstanding aggregate principal amount of the Notes held by the Noteholders and (ii) the Royalty Rights.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1. PIK Securities Issuance. The Interest Payment shall be evidenced by the issuance of PIK Securities by the Company under and pursuant to the terms and conditions of the Indenture (the “PIK Securities Issuance”) pursuant to a supplemental indenture to the Indenture between the Company and the Trustee (the “Indenture Amendment”), and which shall be approved and consented to by the Noteholders as soon as practicable after the Effective Date.

2. Operational Funding Amount.

(a)	The Equityholders (and/or affiliates thereof) shall provide funding to the Company in the amount of up to fifteen million dollars ($15,000,000.00) in the form of Convertible Note Indebtedness (as defined in the Indenture) (the “Operational Funding Amount”), which shall be evidenced by convertible notes each substantially in the form attached hereto as Exhibit B (the “Convertible Notes”).

(b)	The Equityholders shall make the Operational Funding Amount available to the Company according to the following schedule:

i.	March 2021: Seven million one hundred eighty-four thousand two hundred ninety-five dollars and forty-three cents ($7,184,295.43), which was funded prior to the Effective Date (the “March Funding Amount”);

ii.	April 2021: Up to an additional five million three hundred fifteen thousand seven hundred and four dollars and fifty-seven cents ($5,315,704.57) (for total cumulative availability of twelve million five hundred thousand dollars ($12,500,000.00));

iii.	May 2021: Up to an additional two million five hundred thousand dollars ($2,500,000.00) (for total cumulative availability equal to the full Operational Funding Amount).

(c)	The Convertible Notes representing the March Funding Amount shall be exchanged as part of the Company’s equity participating in the Transaction Consideration for a pro rata portion of the Base Closing Shares (at $10.20 per share).

(d)	Any remaining portion of the Operational Funding Amount in excess of the March Funding Amount funded by the Equityholders (pro rata among the Equityholders in proportion to such remaining Operational Funding Amount invested by each such Equityholder, excluding the March Funding Amount) shall be converted at the Effective Time into a number of BWAC Class A Shares equal to the principal amount of related Convertible Notes (plus any accrued and unpaid interest thereon) divided by $10.00.

3. Excess Operational Funding.

(a)	Subject to the Equityholders (and/or affiliates thereof) having funded the Operational Funding Amount in full as set forth in Section 2 hereof, and so long as the Forbearance Period (as defined in the Forbearance Agreement) remains in effect and so long as neither the Company nor BWAC is in breach of this Agreement, the Equityholders (and/or affiliates thereof) and the Noteholders (and/or affiliates thereof) shall, from time to time and within ten business days of a written request by the Company (unless a shorter period is agreed to by the Equityholders and the Noteholders), provide funding to the Company (“Excess Operational Funding”); provided, however, that the total Excess Operational Funding provided by the Equityholders (and/or such affiliates) and the Noteholders (and/or such affiliates) shall not exceed twenty million dollars ($20,000,000.00) in the aggregate.

(b)	Each tranche of the Excess Operational Funding shall be provided contemporaneously on an equal basis as between the Equityholders (and/or affiliates thereof) (in the aggregate) and the Noteholders (and/or affiliates thereof) (in the aggregate), such that at all times fifty percent (50%) of each Excess Operational Funding tranche shall be provided by the Equityholders (and/or affiliates thereof) and fifty percent (50%) of each such Excess Operational Funding tranche shall be provided by the Noteholders (and/or affiliates thereof).

(c)	Any Excess Operational Funding provided by the Equityholders (and/or affiliates thereof) shall be funded in the form of Convertible Note Indebtedness, which shall be evidenced by Convertible Notes and shall be converted at the Effective Time into a number of BWAC Class A Shares equal to the principal amount thereof (plus any accrued and unpaid interest thereon) divided by $10.00.

(d)	Any Excess Operational Funding provided by the Noteholders (and/or affiliates thereof) (pro rata among the Noteholders in proportion to the principal amount of Notes beneficially owned by each such Noteholder) shall be funded by the purchase of Second Additional Securities (as will be defined in the Indenture Amendment) by the Noteholders (and no other party (except an affiliate of one or more Noteholders)) pursuant to the terms and conditions of the Indenture at an issue price equal to 100% of the principal amount thereof pursuant to a purchase agreement with the Company and other documentation that is substantially consistent with the documentation executed and delivered in connection with the purchase by the Noteholders of the Notes on March 12, 2020.

(e)	Any Excess Operational Funding (in the form of Second Additional Securities) provided by the Noteholders (and/or affiliates thereof) (pro rata among the Noteholders in proportion to the principal amount of Notes beneficially owned by each such Noteholder) shall either (at the election of BWAC) be (i) paid in cash at the Effective Time at a price equal to the applicable redemption price for the Notes as set forth therein and in the Indenture, or (ii) converted at the Effective Time into a number of BWAC Class A Shares equal to the principal amount of such Second Additional Securities (plus any accrued and unpaid interest thereon) divided by the $10.00 and, in either case, such Second Additional Securities shall be delivered to the Trustee for cancellation under the Indenture.

4. Noteholder Exchange. Subject to and effective upon the occurrence of the Effective Time, and so long as the Forbearance Period remains in effect and neither the Issuer nor BWAC is in breach of this Agreement, (a) the Noteholders shall irrevocably contribute, convey, assign and transfer to BWAC, through the facilities of The Depository Trust Company, all of their right, title and interest in and to (i) ten million dollars ($10,000,000.00) of the outstanding aggregate principal amount of the Notes held by the Noteholders (the “Exchanged Notes”) (each Noteholder’s portion of such amount as set forth opposite its name on Schedule 3 attached hereto) and (ii) the Royalty Rights (collectively, the “Exchanged Debts”); and (b) in exchange for such contribution, conveyance, assignment and transfer of the Exchanged Debts by the Noteholders, BWAC shall issue to the Noteholders an aggregate of one million five hundred thousand (1,500,000) BWAC Class A Shares, and the Noteholders shall accept such BWAC Class A Shares in exchange for and in consideration of the Exchanged Debts (the transactions referred to in this Section 4, collectively, the “Exchange”). Such BWAC Class A Shares shall be deducted from the Base Closing Shares. The Parties agree that BWAC and the Issuer shall take all necessary and appropriate action (including delivery of the Exchanged Notes to the Trustee for cancellation) so that, after giving effect to the Exchange and the transactions described in Section 3(e) hereof, the aggregate principal amount of Notes outstanding immediately following the Effective Time shall be no greater than forty-three million one hundred twenty-five thousand dollars ($43,125,000.00).

5. Additional Agreements Regarding Notes.

(a)	BWAC and the Company may elect, in their collective sole discretion, to pay up to three million one hundred twenty-five thousand dollars ($3,125,000.00) aggregate principal amount of the Notes in cash at the Effective Time at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon but without any additional fees or penalties.

(b)	(i) As a condition of the Merger, each Noteholder shall subject all of its BWAC Class A Shares received in connection with the Merger to a lock-up following the Effective Time, on terms consistent with the form of Lender Lockup Agreement attached as Exhibit J to the Merger Agreement, (ii) as a condition to the Merger, each Equityholder shall (and shall cause each affiliate of such Equityholder who owns either capital stock of the Company or unsecured promissory convertible notes of the Company to) subject all of its BWAC Class A Shares received in connection with the Merger to a lock-up following the Effective Time, on terms consistent with the form of Stockholder Lockup Agreement attached as Exhibit I to the Merger Agreement, and (iii) BWAC and the Company agree that it will not amend, modify, waive or otherwise change the Insider Letter without the prior written consent of the Noteholders.

(c)	No later than ten (10) business days after the Effective Time, (i) upon written notice to the Noteholders received no later than the Closing Date, BWAC and the Company may elect to pay, in their collective sole discretion, fifty percent (50%) of any cash or cash equivalents of BWAC in excess of seventy five million dollars ($75,000,000.00) (as set forth on BWAC’s consolidated balance sheet as of the Effective Time) (the “Excess Cash”) towards the repayment of the outstanding principal amount of the Notes, at a price equal to the applicable redemption price for the Notes as set forth therein and in the Indenture, or (ii) upon written notice to BWAC and the Company received no later than two (2) business days after the Effective Time, the Noteholders may elect to require BWAC and the Company to pay, in their collective sole discretion, the Excess Cash towards the repayment of the outstanding principal amount of the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon but without any additional fees or penalties, and, in either the case of clause (i) or (ii), subject to a maximum paydown of ten million dollars ($10,000,000.00) aggregate principal amount of Notes.

(d)	The Company and BWAC agree that any BWAC Class A Shares (or other equity of BWAC) to be received at the Effective Time by the Noteholders (and/or affiliates thereof) in connection with the Merger pursuant to the Merger Agreement shall be registered on the SEC Statement that will be filed by BWAC with the Securities and Exchange Commission.

(e)	The Company and the Noteholders agree to give good faith consideration to the amendment of the amortization schedule governing the Notes set forth in the Indenture and the Notes on or as soon as practicable after the Effective Time to take into account the outstanding principal amount of the Notes as of or shortly after the Effective Time.

(f)	The Company and BWAC agree that (i) no condition to the closing of the Merger as set forth in Article IX of the Merger Agreement may be amended, modified, waived or otherwise changed without the prior written consent of the Noteholders and (ii) no other term, condition or provision of the Merger Agreement or any other agreement related to the Merger Agreement may be amended, modified, waived or otherwise changed without the prior written consent of the Noteholders unless such amendment, modification, waiver or other change would not reasonably be expected to be adverse to the Noteholders.

6. Expenses. Contemporaneously with the Effective Time, the Company shall reimburse the Noteholders for any fees and expenses paid previously by the Noteholders to their respective officers, directors, employees, consultants, contractors, agents and financial and legal advisors (collectively, “Representatives”) and to pay the Representatives of the Noteholders for all accrued but unpaid fees and expenses in connection with the Forbearance Agreement, this Agreement or the Merger.

7. Further Assurances. Each Party shall use commercially reasonable efforts to do and perform, or cause to be done and performed, all acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as another Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8. Noteholders Consent. Each Noteholder shall consent to the amendment or amendments of the Indenture as contemplated herein (including the Indenture Amendment), and shall authorize the Trustee in accordance with the Indenture to execute and deliver such amendment or amendments to the Indenture, and to otherwise enter into such other agreements, as necessary to effectuate the agreement of the Noteholders with respect to the transactions set forth and contemplated in this Agreement (including with respect to the issuance of the Second Additional Securities).

9. Tax Matters. BWAC, the Company and the Noteholders agree (A) to treat the Exchange as a transaction in which “property is transferred to a corporation by one or more persons solely in exchange for stock in such corporation” within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (B) to cooperate in good faith, prior to the Effective Time, to determine if the Exchange qualifies as a transaction described in Section 351 of the Code, and (C) for all purposes of the Code, to treat the Exchange as so qualifying if such persons make such determination under clause (B) above.

10. Releases. In consideration of the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

(a) Company and Equityholder Release. With the express purpose and intention of fully releasing and finally discharging the Noteholder Released Parties (as defined below) from the Released Claims (as defined below), effective as of the Effective Time, immediately following the Effective Time, each of the Company and the Equityholders (collectively, the “Company Releasing Parties” and each, individually, a “Company Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each of the Trustee and the Noteholders and in their respective capacities as such, each of their successors and assigns, and with respect to the foregoing each of their respective present, future and former members, managers, partners, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, trustees and other representatives (all of the foregoing, collectively, the “Noteholder Released Parties” and each of the foregoing, individually, a “Noteholder Released Party”) of and from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, rights of setoff, actions and causes of action of any kind or nature whatsoever, whether arising at law or in equity, known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, foreseen or unforeseen, direct or indirect, and whether or not heretofore asserted, relating to any facts, circumstances, acts or omissions existing or occurring prior to the Effective Time related to, arising from or in connection with, directly or indirectly, in any manner whatsoever, the Company, its business operations, assets, liabilities and management, or the Indenture (the “Released Claims”), which any of the Company Releasing Parties may have or claim to have against any of the Noteholder Released Parties; provided, that, notwithstanding anything to the contrary herein, nothing in this Agreement, under applicable law or otherwise, shall be deemed or construed to be a prospective release for any Noteholder Released Party of liability from any actions taken from and after the Effective Time, including without limitation, any liability from any Noteholder Released Party’s obligations under, or liability for breaches of, any provision of this Agreement, any other written agreements, instruments, and documents entered into in connection herewith or the Indenture; provided, further that, notwithstanding anything to the contrary herein, nothing in this Agreement, under applicable law or otherwise, shall release, discharge, limit, restrict or otherwise modify (and the term “Released Claims” shall not include) any claims against any Noteholder Released Party (a) arising out of a Noteholder Released Party’s fraud, willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction), or (b) arising out of, related to or in connection with any express contractual obligation by which such Noteholder Released Party may be bound as of the Effective Time after giving effect to the consummation of the Merger and the other transactions contemplated herein, including, without limitation, under (x) indemnity agreements, and (y) any applicable confidentiality agreement as it relates to confidentiality. Each of the Company Releasing Parties hereby expressly acknowledges and agrees that the releases granted in this Section extend to claims that are unknown or unanticipated as of the Effective Time, even if knowledge of such claims would have materially affected such Party’s decision to grant the releases contained herein.

(b) Noteholder Release. With the express purpose and intention of fully releasing and finally discharging the Equity Released Parties (as defined below) from the Released Claims, effective as of the Effective Time, immediately following the Effective Time, each of the Noteholders (collectively, the “Noteholder Releasing Parties” and each, individually, a “Noteholder Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each of the Equityholders and, in their respective capacities as such, each of their successors and assigns, and with respect to the foregoing, each of their respective present, future and former members, managers, partners, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, trustees and other representatives (all of the foregoing, collectively, the “Equity Released Parties” and each of the foregoing, individually, an “Equity Released Party”) of and from any and all Released Claims, which any of the Noteholder Releasing Parties may have or claim to have against any of the Equity Released Parties; provided, that, notwithstanding anything to the contrary herein, nothing in this Agreement, under applicable law or otherwise, shall be deemed or construed to be a prospective release for any Equity Released Party of liability from any actions taken from and after the Effective Time, including without limitation, any liability from any Equity Released Party’s obligations under, or liability for breaches of, any provision of this Agreement, any other written agreements, instruments, and documents entered into in connection herewith or the Indenture; provided, further that, notwithstanding anything to the contrary herein, nothing in this Agreement, under applicable law or otherwise, shall release, discharge, limit, restrict or otherwise modify (and the term “Released Claims” shall not include) any claims against any Equity Released Party (a) arising out of an Equity Released Party’s fraud, willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction), or (b) arising out of, related to or in connection with any express contractual obligation by which such Equity Released Party may be bound as of the Effective Time after giving effect to the consummation of the Merger and the other transactions contemplated herein, including, without limitation, under (x) indemnity agreements, and (y) any applicable confidentiality agreement as it relates to confidentiality. Each of the Noteholder Releasing Parties hereby expressly acknowledges and agrees that the releases granted in this Section extend to claims that are unknown or unanticipated as of the Effective Time, even if knowledge of such claims would have materially affected such Party’s decision to grant the releases contained herein.

(c) Unknown or Unanticipated Claims. Each of the Company Releasing Parties and the Noteholder Releasing Parties hereby acknowledges that such Company Releasing Party or Noteholder Releasing Party, respectively, may hereafter discover facts different from, or in addition to, those which such Company Releasing Party or Noteholder Releasing Party, respectively, now knows or believes to be true with respect to the Released Claims and agrees that the releases contained herein shall be and remain in effect as full and complete releases of the Released Claims, notwithstanding any such different or additional facts. Each of the Company Releasing Parties and the Noteholder Releasing Parties acknowledges that such Company Releasing Party or Noteholder Releasing Party, respectively, has been advised to consult with legal counsel and agrees to expressly waive any rights such Company Releasing Party or Noteholder Releasing Party, respectively, may have under any statute or common law principle that prohibits the release of unknown or unanticipated claims.

(d) Covenant Not to Sue; Enforcement of Release. Each Company Releasing Party and Noteholder Releasing Party absolutely, unconditionally and irrevocably covenants and agrees that, from and after the Effective Time, it shall not bring any action or initiate any proceeding in respect of the Released Claims of the Noteholder Released Parties and the Equity Released Parties, respectively, provided, however, that nothing herein shall prevent any Company Releasing Party or Noteholder Releasing Party, respectively, from commencing a separate action or actions for any breach of the provisions of the releases contained herein. Without limiting or waiving any rights or remedies under this Agreement now or hereafter existing at law or in equity or by statute, each Noteholder Released Party and Equity Released Party shall be entitled to seek specific performance of the releases contained herein and the obligations of any Company Releasing Party or Noteholder Releasing Party, respectively, contained in this Section.

(e) No Admission; Compromise. It is understood and agreed that the releases contained herein shall not to be construed as an admission of liability on the part of any Noteholder Released Party, or Equity Released Party, respectively, which is expressly denied. This Agreement and all communications (whether oral or in writing) between or among the Parties, their counsel and/or their respective representatives relating to, concerning or in connection with the releases contained herein, or the matters covered hereby and thereby, shall be governed and protected in accordance with the Federal Rule of Evidence 408 and any comparable provisions of state law to the fullest extent permitted by law.

(f)   No Assignment. Each of the Noteholder Releasing Parties and the Company Releasing Parties covenants and agrees not to make any assignment of Released Claims from or after the Effective Time.

11. Representations and Warranties of the Company. The Company hereby represents and warrants to the other Parties as of the date hereof as follows:

(a) Execution and Delivery.  This Agreement has been validly executed and delivered by the Company.

(b) Authorization; No Conflicts; No Consent. The Company’s execution, delivery and performance of this Agreement (i) has been duly authorized by all necessary action on the part of the Company, (ii) does not (A) contravene, breach or conflict with the Company’s constituent or organizational documents, or (B) violate any applicable requirement of law or any order, material contract concerning operations, or undertaking to which the Company or any of its subsidiaries is a party or by which any of their properties is or may be bound or the Merger Agreement or any other agreement executed by the Company in connection therewith, and (iii) does not and will not require either consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Company, or any other person or entity, which has not already been obtained.

(c) Enforceability.  This Agreement is the legal, valid and binding obligation of the Company and is enforceable against such Noteholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

12. Representations and Warranties of BWAC. BWAC hereby represents and warrants to the other Parties as of the date hereof as follows:

(a) Execution and Delivery.  This Agreement has been validly executed and delivered by BWAC.

(b) Authorization; No Conflicts; No Consent. BWAC’s execution, delivery and performance of this Agreement (i) has been duly authorized by all necessary action on the part of BWAC, (ii) does not (A) contravene, breach or conflict with BWAC’s constituent or organizational documents, or (B) violate any applicable requirement of law or any order, material contract concerning operations, or undertaking to which BWAC or any of its subsidiaries is a party or by which any of their properties is or may be bound or the Merger Agreement or any other agreement executed by BWAC in connection therewith, and (iii) does not and will not require either consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over BWAC, or any other person or entity, which has not already been obtained.

(c) Enforceability.  This Agreement is the legal, valid and binding obligation of BWAC and is enforceable against such Noteholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

13. Representations and Warranties of each Equityholder. Each of the Equityholders, on its own behalf and as to itself, severally and not jointly, hereby represents and warrants to the other Parties as of the date hereof as follows:

(a) Execution and Delivery.  This Agreement has been validly executed and delivered by such Equityholder severally and not jointly.

(b) Ownership.  Such Equityholder is the holder of capital stock of the Company in the amounts set forth opposite its name in Schedule 1 attached hereto.

(c) Authorization; No Conflicts; No Consent. Such Equityholder’s execution, delivery and performance of this Agreement (i) has been duly authorized by all necessary action on the part of such Equityholder, (ii) does not (A) contravene, breach or conflict with such Equityholder’s constituent or organizational documents, if any, or (B) violate any applicable requirement of law or any order, material contract concerning operations, or undertaking to which such Equityholder or any of its subsidiaries is a party or by which any of their properties is or may be bound or any agreement executed by such Equityholder in connection with the Merger Agreement, and (iii) does not and will not require either consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over such Equityholder, or any other person or entity, which has not already been obtained.

(d) Enforceability.  This Agreement is the legal, valid and binding obligation of such Noteholder and is enforceable against such Equityholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

14. Representations and Warranties of each Noteholder. Each of the Noteholders, on its own behalf and as to itself, severally and not jointly, hereby represents and warrants to the other Parties as of the date hereof as follows:

(a) Execution and Delivery.  This Agreement has been validly executed and delivered by such Noteholder severally and not jointly.

(b) Ownership.  Such Noteholder (i) is the beneficial owner of the aggregate principal amount of Notes under the Indenture set forth opposite its name in Schedule 2 attached hereto and/or (ii) has (A) sole investment or voting discretion with respect to such Notes, (B) full power and authority to vote on and consent to matters concerning such Notes, and (C) full power and authority to bind or act on the behalf of such beneficial owner.

(c) Collective Ownership. Assuming the accuracy of each other Noteholder’s representation and warranty in Section 14(b) hereof, such Noteholder and each other Noteholder, collectively, beneficially own 100% of the aggregate principal amount of the Notes.

(d) Title to the Exchanged Debts. Such Noteholder (i) is the beneficial owner of the amount of the Notes to be exchanged in the Exchange as set forth opposite such Noteholder’s name in Schedule 3 attached hereto, and (ii) beneficially owns its related Royalty Right, in the case of both clause (i) and (ii), free and clear of any security interests, agreements, restrictions, claims, liens, pledges, assessments and encumbrances of any kind or nature (except for the federal securities laws of the United States of America and state securities laws), and has the unrestricted power to assign, transfer, convey and deliver such Exchanged Debts to the Company in the Exchange.

(e) Authorization; No Conflicts; No Consent. Such Noteholder’s execution, delivery and performance of this Agreement (i) has been duly authorized by all necessary action on the part of such Noteholder, (ii) does not (A) contravene, breach or conflict with such Noteholder’s constituent or organizational documents or (B) violate any applicable requirement of law or any order, material contract concerning operations, or undertaking to which such Noteholder or any of its subsidiaries is a party or by which any of their properties is or may be bound, and (iii) does not and will not require either consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over such Noteholder, or any other person or entity, which has not already been obtained.

(f)   Enforceability.  This Agreement is the legal, valid and binding obligation of such Noteholder and is enforceable against such Noteholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

15. Miscellaneous.

(a) Effectiveness. This Agreement shall become effective on the Effective Date.

(b) Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(c) Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.  This Agreement may also be executed by facsimile and each facsimile signature hereto shall be deemed for all purposes to be an original signatory page. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal E-SIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.

(d) APPLICABLE LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(e) Amendment.  No amendment, modification, rescission, waiver, or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the Parties, including, to the extent applicable, pursuant to Article 9 of the Indenture, mutatis mutandis.

(f)   Noteholder Liability.  The liability of each Noteholder hereunder shall be several and not joint or joint and several. No Noteholder shall be deemed responsible for the act or omission of any other Noteholder, whether or not such Noteholders are otherwise affiliated or related.

(g) Headings.  The headings contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement.

(h) Integration; Waivers.  This Agreement and the other written agreements, instruments, and documents entered into in connection therewith set forth in full the terms of agreement with respect to the subject matter thereof and are intended as the full, complete and exclusive contract governing the relationship with respect thereto, superseding all other discussions, promises, representations, warranties, agreements, and understandings with respect thereto.

(i) Successors and Assigns. This Agreement shall bind each of the undersigned Parties (and their respective successors and assigns) and every subsequent holder or beneficial owner of the Notes.

(j) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties (or their respective successors or assigns), provided, however, that the Released Parties are intended third party beneficiaries of Section 10 of this Agreement.

(k) Waiver Against Trust. Reference is made to the final prospectus of BWAC, dated as of December 15, 2020, and filed with the U.S. Securities and Exchange Commission (“SEC”) (File No. 333-248569) on December 16, 2020 (the “Prospectus”). Each Party hereto other than BWAC (a “Waiving Party”) acknowledges and understands that BWAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including without limitation interest accrued from time to time thereon) for the benefit of BWAC’s public stockholders (including without limitation overallotment shares acquired by BWAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, BWAC may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event they elect to redeem their BWAC shares in connection with the consummation of BWAC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (ii) to the Public Stockholders if BWAC fails to consummate a Business Combination within twelve (12) months (or up to eighteen (18) months, if extended in accordance with BWAC’s organizational documents) after the closing of the IPO, subject to further extension by amendment to BWAC’s organizational documents, (iii) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay for any taxes, for working capital, or up to $50,000 to pay dissolution expenses or (iv) to BWAC after or concurrently with the consummation of a Business Combination. For and in consideration of BWAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Waiving Party hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither such Waiving Party nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including without limitation any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Trust Claims”). Each Waiving Party on behalf of itself and its affiliates hereby irrevocably waives any Released Trust Claims that such Waiving Party or any of its affiliates may have against the Trust Account (including without limitation any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with BWAC or its affiliates (including without limitation, for purposes of this paragraph, and prior to the consummation of the Business Combination, its sponsor Blue Water Sponsor LLC) and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including without limitation for an alleged breach of any agreement with BWAC or its affiliates). Each Waiving Party agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by BWAC and its affiliates to induce BWAC to enter into this Agreement, and each Waiving Party further intends and understands such waiver to be valid, binding and enforceable against it and each of its affiliates under applicable law. Notwithstanding the foregoing, nothing in this Section 15(k) shall (x) serve to limit or prohibit the right of any Noteholder (or any affiliate thereof) to pursue a claim against BWAC for legal relief against monies or other assets held outside the Trust Account (other than Public Distributions (as defined below)) or (y) serve to limit or prohibit any claims that any Noteholder (or any affiliate thereof) may have in the future against the BWAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (excluding monies released from the Trust Account to the Public Stockholders that are required to be paid to the Public Stockholders as a result of their exercise of their redemption rights pursuant to the BWAC’s organizational documents in connection with the BWAC’s stockholder vote to approve the Business Combination or an amendment to BWAC’s organizational documents to extend its deadline to consummate its initial Business Combination or a liquidation of BWAC in the event that it does not consummate its initial Business Combination prior to its deadline to do so (any of the foregoing, a “Public Distribution”)) and any assets that have been purchased or acquired with any such funds). The provisions of this Section 15(k) will survive any termination or expiration of this Agreement and continue indefinitely.

(l) Notices. Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via electronic mail, via overnight courier or via first-class mail addressed as follows:

if to the Company:

Clarus Therapeutics, Inc.

555 Skokie Boulevard, Suite 340

Northbrook, Illinois 60062

Attention: Steven A. Bourne, Chief Administrative Officer

Facsimile: 847-562-4306

E-mail: sbourne@clarustherapeutics.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts, 02210

Attention: Nathan A. Schultz

Facsimile: 415-520-6482

E-mail: nschultz@goodwinlaw.com

if to any Equityholder:

To the address set forth on Schedule 1 attached hereto:

if to any Noteholder:

Pursuant to the notice provisions contained in Schedule 1 to each Noteholder’s Purchase Agreement dated March 12, 2020 between the Issuer and such Noteholder if to BWAC:

Blue Water Acquisition Corp.
15 E. Putnam Avenue, Suite 363
Greenwich, CT 06830
Attention: Joseph Hernandez, Chief Executive Officer
E-mail: hernandez_joe@yahoo.com

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attention: Barry I. Grossman, Esq. and Matthew A. Gray, Esq.
E-mail: bigrossman@egsllp.com; mgray@egsllp.com

The Company, each Noteholder, BWAC, or each Equityholder by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

[Signature pages follow]

IN WITNESS WHEREOF, the signatories hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

CLARUS THERAPEUTICS, INC.

By:	/s/ Robert E. Dudley
	Name:	Robert E. Dudley
	Title:	President and CEO

BLUE WATER ACQUISITION CORP.

By:	/s/ Joseph Hernandez
	Name:	Joseph Hernandez
	Title:	Chief Executive Officer

THE NOTEHOLDERS:

FFI FUND LTD.

By:	/s/ John N. Spinney Jr
	Name:	John N. Spinney Jr.
	Title:	CFO/COO

FYI LTD.

By:	/s/ John N. Spinney Jr
	Name:	John N. Spinney Jr.
	Title:	CFO/COO

OLIFANT FUND, LTD.

By:	/s/ John N. Spinney Jr
	Name:	John N. Spinney Jr.
	Title:	CFO/COO

NINETEEN77 CAPITAL SOLUTIONS A LP

By:	UBS O’Connor LLC, as Investment Manager

By:	/s/ Rodrigo Trelles
	Name:	Rodrigo Trelles
	Title:	Managing Director

By:	/s/ Baxter Wasson
	Name:	Baxter Wasson
	Title:	Managing Director

BERMUDEZ MUTUARI LTD

By:	UBS O’Connor LLC, as Investment Manager

By:	/s/ Rodrigo Trelles
	Name:	Rodrigo Trelles
	Title:	Managing Director

By:	/s/ Baxter Wasson
	Name:	Baxter Wasson
	Title:	Managing Director

THE EQUITYHOLDERS:

THOMAS, MCNERNEY & PARTNERS, L.P.

By:	Thomas, McNerney & Partners, LLC

Its:	General Partner

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

THOMAS, MCNERNEY & PARTNERS II, L.P.

By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

TMP NOMINEE II, LLC

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

TMP ASSOCIATES II, L.P.

By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

H.I.G. VENTURES – CLARUS, LLC

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

CBC SPVI LTD

By:	/s/
Name:
Title:

PALACE INVESTMENTS PTE. LTD.

By:	/s/ Lim Wen Yao Lloyd
Name:	Lim Wen Yao Lloyd
Title:	Authorised signatory

SCHEDULE 1

Equityholders

Equityholder	Capital Stock of the Company
Thomas, McNerney & Partners, L.P. Attn: James Thomas c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901	1,320,146 Series A 2,552,953 Series B 2,422,875 Series C 1,541,921 Series D

Thomas, McNerney & Partners II, L.P. Attn: James Thomas c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901	3,100,380 Series D

TMP Nominee II, LLC Attn: James Thomas c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901	31,754 Series D

TMP Associates II, L.P. Attn: James Thomas c/o Thomas, McNerney & Partners, L.P. One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901	11,243 Series D

H.I.G. Ventures – Clarus, LLC Attn: Bruce Robertson, Ph.D. 1450 Brickell Bay Avenue, 31st Floor Miami, FL 33131	2,664,003 Series C 1,517,363 Series D

CBC SPVI Ltd Attn: Jiang Mengjiao Unit 4508, 45F, Tower 2, Plaza 66, 1266 Nanjing Xi Lu, Shanghai, China	5,975,248 Series D

Palace Investments Pte. Ltd. Attn: Lim Wen Yao Lloyd 3 Fraser Street, #10-23 Duo Tower Singapore 238891	487,682 Series D

SCHEDULE 2

Noteholder	Principal Amount of Notes
FFI Fund Ltd.	$29,200,000
FYI Ltd.	$5,600,000
Olifant Fund, Ltd.	$5,200,000
Nineteen77 Capital Solutions A LP	$9,100,000
Bermudez Mutuari Ltd	$900,000

SCHEDULE 3

Noteholder	Principal Amount of Notes
FFI Fund Ltd.	$5,840,000
FYI Ltd.	$1,120,000
Olifant Fund, Ltd.	$1,040,000
Nineteen77 Capital Solutions A LP	$1,820,000
Bermudez Mutuari Ltd	$180,000

EXHIBIT A

MERGER AGREEMENT

[See attached]

EXHIBIT B

FORM OF CONVERTIBLE NOTE

[See attached]